EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of United Community Banks, Inc. (“United”) on Form 10-K for the period ending December 31, 2025 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. Lynn Harton, President and Chief Executive Officer of United, and I, Jefferson L. Harralson, Executive Vice President and Chief Financial Officer of United, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of United.

By:	/s/ H. Lynn Harton
H. Lynn Harton
Chairman, Chief Executive Officer and President

By:	/s/ Jefferson L. Harralson
Jefferson L. Harralson
Executive Vice President and Chief Financial Officer

Date: February 17, 2026